EXHIBIT 21.01

SIGNIFICANT SUBSIDIARIES OF FEDERATED INVESTORS, INC.:

Federated Securities Corp., a Pennsylvania corporation
Federated Investors Management Company, a Pennsylvania corporation
FII Holdings, Inc., a Delaware corporation
Federated Investment Management Company, a Delaware statutory trust
Federated Investment Counseling, a Delaware statutory trust
Federated Global Investment Management Corp., a Delaware corporation
Federated International Management Limited, an Ireland company
Passport Research Ltd., a Pennsylvania general partnership
Federated Services Company, a Pennsylvania corporation
Federated Funding 1997-1, Inc., a Delaware corporation
Federated Investors Trust Company, a New Jersey bank
Federated Administrative Services, a Delaware statutory trust
Federated Shareholder Services Company, a Delaware statutory trust
Retirement Plan Services Company of America, a Delaware statutory trust, doing business as “Federated Retirement Plan Services Company” and “Federated Retirement Solutions”
Edgewood Services, Inc., a New York corporation
Federated Administrative Services, Inc., a Pennsylvania corporation
Federated Private Asset Management, Inc., a Delaware corporation
Federated International Holdings B.V., a Netherlands company
InvestLink Technologies, Inc., a Delaware corporation
Federated International – Europe GmbH, a German company